UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2009

ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33354	03-0561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

328 West 77th Street, New York, New York	10024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 877-1588 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      OTHER EVENTS

As previously disclosed on January 6, 2009, Alpha Security Group Corporation, a Delaware corporation (“Alpha”), and its newly formed, wholly owned subsidiary Soya China Limited, an Arizona corporation (formerly known as “Alpha Arizona Corp.”),  entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”) on December 31, 2008 with Soya China Pte. Ltd. (“Soya”) and the selling shareholders party thereto, which own 100% of the issued and outstanding equity securities of Soya.

On March 12, 2009, Alpha announced that it will no longer be pursuing the acquisition of Soya, as contemplated by the Merger Agreement, and cancelled its special meeting of shareholders scheduled for March 27, 2009.

Pursuant to its Fourth Amended and Restated Certificate of Incorporation, Alpha will proceed with its liquidation and dissolution, since it will be unable to complete a business combination by March 28, 2009.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Alpha has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 13, 2009

ALPHA SECURITY GROUP CORPORATION

By:	/s/ Steven M. Wasserman
Name: Steven M. Wasserman
Title: Chief Executive Officer,
Chief Financial Officer, President and Secretary

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated March 12, 2009